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                                    ARTHUR
                                   ANDERSEN


                                                                 EXHIBIT 23.1(c)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated December 23, 1994 (except for Notes 2(j),3,7 and 10 for which the date is February 27, 1995) included in Registration Statement No. 33-90416. It should be noted that we have not audited any financial statements of the company subsequent to November 27, 1994 or performed any audit procedures subsequent to the date of our report.



                                                             ARTHUR ANDERSEN LLP

                                                         /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 2, 1996